Exhibit 4.1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE STATEMENT WITH RESPECT TO SHARES.  IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number	Number of Shares

CUSIP 48248A 603
ISIN US48248A6038

KKR FINANCIAL HOLDINGS LLC

7.375% Series A LLC Preferred Shares

(no par value)

(initial liquidation preference $25 per share)

KKR FINANCIAL HOLDINGS LLC, a Delaware limited liability company (the “Company”), hereby certifies that Cede & Co. (the “Holder”), is the registered owner of the number shown on Schedule I hereto of fully paid and non-assessable shares of the Company’s designated 7.375% Series A LLC Preferred Shares with no par value and an initial liquidation preference of $25 per share (the “Series A LLC Preferred Shares”).  The Series A LLC Preferred Shares are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer.  The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series A LLC Preferred Shares represented hereby are and shall in all respects be subject to the provisions of the share designation dated January 17, 2013 as the same may be amended from time to time (the “Certificate of Designation”) and the Amended and Restated Operating Agreement of the Company, as amended, and as may be further amended from time to time (together with the Certificate of Designation, the “Agreement”), The Holder, by accepting the Series A LLC Preferred Shares, is deemed to have (i) requested admission as, and agreed to become, a Member and to have agreed to comply with and be bound by the Agreement, (ii) granted the powers of attorney provided for in the Agreement and (iii) made the waivers and given the consents and approvals contained in the Agreement.

Capitalized terms used herein but not defined shall have the meaning given them in the Agreement.  Copies of the Agreement are on file at, and will be furnished without charge on delivery of written request to the Company at, the principal office of the Company or such other address as may be specified by notice under the Agreement.

Reference is hereby made to select provisions of the Series A LLC Preferred Shares set forth on the reverse hereof, and to the Agreement, which select provisions and the Agreement shall for all purposes have the same effect as if set forth at this place.

Unless the Registrar has properly countersigned this share certificate representing the Series A LLC Preferred Shares, such Series A LLC Preferred Shares shall not be entitled to any benefit under the Agreement or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by two Officers of the Company this      day of                  .

KKR Financial Holdings LLC

By:
	Name:	William C. Sonneborn
	Title:	Chief Executive Officer

By:
	Name:	Nicole J. Macarchuk
	Title:	General Counsel and Secretary

REGISTRAR’S COUNTERSIGNATURE

These are Series A LLC Preferred Shares referred to in the within-mentioned Certificate of Designation.

Dated:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Registrar

By:
Name:
Title:

Distributions on each Series A LLC Preferred Share shall be payable subject to the terms and conditions of, in the manner and at the applicable rate provided in the Agreement.

The Series A LLC Preferred Shares shall not be convertible into shares of any other class or series of shares or any other security.

The Company shall furnish without charge to each holder who so requests a summary of the authority of the Board of Directors to determine variations for future series within a class of Shares and the designations, limitations, preferences and relative, participating, optional or other special rights of each class or series of share capital issued by the Company and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the Series A LLC Preferred Shares evidenced hereby to:

(Insert assignee’s social security or taxpayer identification, if any)

(Insert address and zip code of assignee)

(Insert assignee’s social security or taxpayer identification, if any)

and irrevocably appoints:

as agent to transfer the Series A LLC Preferred Shares evidenced hereby on the books of the Transfer Agent.  The agent may substitute another to act for him or her.

Date:

Signature:
(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Schedule I

KKR Financial Holdings LLC

Global Preferred Share

7.375% Series A LLC Preferred Shares

Certificate Number:

The number of Series A LLC Preferred Shares initially represented by this Global Preferred Share shall be.  Thereafter the Transfer Agent and Registrar shall note changes in the number of Series A LLC Preferred Shares evidenced by this Global Preferred Share in the table set forth below:

Amount of Decrease in Number of Shares Represented by this Global Preferred Share	Amount of Increase in Number of Shares Represented by this Global Preferred Share	Number of Shares Represented by this Global Preferred Share following Decrease or Increase	Signature of Authorized Officer of Transfer Agent and Registrar

The Shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer. Subject to certain further restrictions and except as expressly provided in the Company’s Agreement (i) no Person may Beneficially Own or Constructively Own Common Shares of any class or series of Shares of the Company in excess of 9.8% in value or in number, whichever is more restrictive, of any class or series of Shares of the Company unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); and (ii) no Person may Beneficially Own Shares that would result in KKR Financial Corp. or any other subsidiary of the Company that has elected to be taxed as a “real estate investment trust” (a “REIT”) pursuant to Section 856 of the Code being “closely held” under Section 856(h) of the Code or would otherwise cause any such entity to fail to qualify as a REIT. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Shares which causes or will cause a Person to Beneficially Own or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Company. If any of the restrictions on transfer or ownership in (i) or (ii) above are violated, the Shares represented hereby will be automatically transferred to a Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries, and such Person shall acquire no rights in such Shares. If, notwithstanding the foregoing sentence, a Transfer to the Charitable Trust is not effective for any reason to prevent a violation of the restrictions on Transfer and ownership in (i) or (ii) above, then the attempted Transfer of that number of Shares that otherwise would cause any Person to violate such restrictions shall be void ab initio and the intended transferee shall acquire no rights in such Shares. In addition, the Company may redeem Shares upon the terms and conditions specified by the Agreement and the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. All capitalized terms in this Certificate have the meanings defined in the Agreement of the Company, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer and ownership, and the rights of redemption of the Company, will be furnished to each holder of Shares of the Company on request and without charge. Requests for such a copy may be directed to the Secretary of the Company at its principal office.